UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2025

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Rd., Ste. 500

Dallas, TX 75254

(Address of principal executive offices)

(469) 480-7175

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

Commodity Intermediation Facility

On October 22, 2025, Vivakor Supply & Trading, LLC (“VST”), a wholly-owned subsidiary of Vivakor, Inc. (“Vivakor” or the “Company”), entered into a Physical Commodity Intermediation Agreement (the “Intermediation Agreement”) with a single non-affiliated wholesaler, pursuant to which VST the wholesaler will provide credit support, including but not limited to letters of credit, surety bonds, cash deposits, and/or guarantees to sellers of physical commodities as an intermediary of VST for commodity trading activities, with a total availability up to $40 million in combined credit support to be extended from time to time.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Intermediation Agreement and does not purport to be a complete description of the rights and obligations of the parties to the Purchase Agreement, and such description is qualified in its entirety by reference to the full text of the Form of Intermediation Agreement, a copy of which is filed herewith as Exhibit 10.1.

Settlement Agreement

On October 17, 2025, Vivakor entered into a Settlement Agreement (the “Settlement Agreement”) with James Samuelson (“Samuelson”), in order to settle claims made by Samuelson that he was not paid for work performed for Vivakor, which claims formed the basis of a lawsuit entitled James Samuelson v. Vivakor, Inc., James Ballengee, et al., Case No. 30-2025-01496877-CU-OE-CJC (Sup. Ct. Orange Cty., Cal.—July 14, 2025) (the “Lawsuit”). Under the terms of the Settlement Agreement Vivakor is obligated to pay Samuelson $100,000 on or before January 30, 2026, and issue Samuelson shares of its common stock as follows: (i) $400,000 worth of shares on October 24, 2025, (ii) $400,000 worth of stock on November 3, 2025, (iii) $400,000 worth of stock on November 13, 2025, and (iv) $350,000 worth of stock on November 24, 2025 (together, the “Shares”). The Shares will be issued unrestricted under Vivakor’s 2023 Equity Incentive Plan and registered on a Form S-8 Registration Statement and valued with an issuance price equal to a 20 percent discount of the average of the lowest 5 VWAPs over the prior 15 trading days prior to each issuance date. The sale of the Shares by Samuelson is subject to a Leak-Out Agreement, under which Samuelson cannot, in any 24-hour period, sell Shares in an amount representing more than the greater of (i) the total aggregate daily net proceeds from the sale of shares equaling $25,000; (ii) 10% of the 90-day average trading volume; or (iii) 10% of any given days’ trading volume as reported by Bloomberg, LP on the applicable day. As a result of the Settlement Agreement, all dates and deadlines related to the Lawsuit have been taken off calendar by the Court, which will retain jurisdiction of the Lawsuit through the final payment of the Settlement Agreement consideration.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Settlement Agreement and does not purport to be a complete description of the rights and obligations of the parties to the Settlement Agreement, and such description is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed herewith as Exhibit 10.2.

Item 7.01	Regulation FD Disclosure.

On October 23, 2025, Vivakor issued a press release announcing the close of the Intermediation Agreement described in Item 1.01 of this Form 8-K. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in this Item 7.01.

The information contained in this Item 7.01 and in the accompanying Exhibits 99.1 are deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Form of Physical Commodity Intermediation Agreement dated October 22, 2025
10.2	Settlement Agreement with James Samuelson dated October 17, 2025
99.1*	Press Release of Vivakor, Inc. dated October 23, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL document).

*	These exhibits are deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: October 23, 2025	By:	/s/ James Ballengee
		Name:	James Ballengee
		Title:	Chairman, President, and CEO

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